UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 25, 2006

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 25, 2006, Dale E. Clifton, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer) of American Eagle Outfitters, Inc. (the "Company") notified the Company of his intention to retire as an officer of the Company, effective June 3, 2006. Joan Hilson, Executive Vice President, Chief Financial Officer, AE Brand (Principal Financial Officer of the Company), was appointed to also serve as Principal Accounting Officer of the Company, effective upon Mr. Clifton's departure on June 3, 2006.

Ms. Hilson, age 46, has served the Company as Executive Vice President, Chief Financial Officer, AE Brand (Principal Financial Officer of the Company) since April 2006. Prior thereto, Ms. Hilson served the Company as Senior Vice President, Finance since September 2005. Prior to joining the Company, Ms. Hilson held various positions at the Victoria's Secret Stores division of Limited Brands, Inc., including Senior Vice President and Chief Financial Officer from July 2002 to September 2005, Vice President of Planning and Allocation from April 1997 to June 2002, Vice President of Finance from February 1996 to March 1997 and Vice President of Financial Planning from August 1995 to January 1996.  Prior to that time, Ms. Hilson held various other management level positions with Limited Brands, Inc. from April 1993 to July 1995. Ms. Hilson held various finance management positions at Sterling Jewelers, Inc. from August 1985 to January 1993 and prior thereto she worked as a Certified Public Accountant at the accounting firm Coopers & Lybrand. Ms. Hilson is employed pursuant to an employment agreement dated July 18, 2005, which was previously filed as Exhibit 10.1 to the Company's Form 8-K dated April 18, 2006 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: May 31, 2006	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President - General Counsel and Secretary